Filed Pursuant to Rule 424(b)(5)
Registration No. 333-221705

This information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 10, 2020

Preliminary Prospectus Supplement
(To Prospectus dated December 4, 2017)

$

% Fixed-to-Floating Rate Subordinated Notes due 2030

We are offering $          aggregate principal amount of our          % Fixed-to-Floating Rate Subordinated Notes due 2030 (which we refer to as the “Notes”). The Notes will mature on           , 2030. From and including the date of original issuance to, but excluding,          , 2025, or the date of early redemption, we will pay interest on the Notes semi-annually in arrears on            and            of each year commencing on          , 2020, at a fixed annual interest rate equal to            %. From and including          , 2025 to, but excluding, the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal a benchmark rate (which is expected to be Three-Month Term SOFR (as defined herein)) plus a spread of          basis points, payable quarterly in arrears on           ,          ,          and            of each year, commencing on                    , 2025. Notwithstanding the foregoing, in the event that benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero.

We may, beginning with the interest payment date of July          , 2025 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “DESCRIPTION OF THE NOTES—Optional Redemption and Redemption Upon Special Events” in this prospectus supplement. The Notes will not be convertible or exchangeable.

The Notes will be unsecured subordinated obligations of ConnectOne Bancorp, Inc. There is no sinking fund for the Notes. The Notes will be subordinated in right of payment to the payment of our existing and future senior indebtedness, including all of our general creditors, and they will be structurally subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations. The Notes will be equal in right of payment with any of our existing and future subordinated indebtedness, including our 5.75% fixed-to-floating rate subordinated notes due 2025 and our 5.20% fixed-to-floating rate subordinated notes due February 1, 2028. The Notes are obligations of ConnectOne Bancorp, Inc. only and are not obligations of, and are not guaranteed by, any of our subsidiaries, including our bank subsidiary, ConnectOne Bank.

Currently, there is no public trading market for the Notes. We do not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system.

Per Note	Total
Public offering price(1)%	$
Underwriting discounts and commissions(2)%	$
Proceeds to us, before expenses %	$
____________________

(1)	Plus accrued interest, if any, from the original issue date.
(2)	The underwriters will also be reimbursed for certain expenses incurred in this offering. See “UNDERWRITING” for details.

Investing in the Notes involves risk. You should refer to “RISK FACTORS” beginning on page S-8 of this prospectus supplement, as well as the risk factors on page 6 of the accompanying prospectus and beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2019 and beginning on page 57 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein, and carefully consider that information before investing in the Notes.

The Notes are not savings accounts, deposits or other obligations of our subsidiary bank, ConnectOne Bank, or any of our nonbank subsidiaries. The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation, or “FDIC,” or any other governmental agency or public or private insurer.

Neither the Securities and Exchange Commission, any state securities commission , the FDIC, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (which, along with its successors, we refer to as “DTC”), and its direct participants, against payment therefor in immediately available funds, on or about          , 2020.

Book Running Managers

Keefe, Bruyette & Woods	Goldman Sachs & Co. LLC
A Stifel Company

Co-Manager
Stephens Inc.

Prospectus Supplement dated         , 2020

TABLE OF CONTENTS
Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-i
WHERE YOU CAN FIND MORE INFORMATION	S-i
EXTENDED SETTLEMENT	S-ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-ii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-iii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
ConnectOne Bancorp, Inc.	S-1
THE OFFERING	S-2
SUMMARY HISTORICAL FINANCIAL DATA	S-6
RISK FACTORS	S-8
USE OF PROCEEDS	S-18
CAPITALIZATION	S-18
DESCRIPTION OF THE NOTES	S-19
General	S-19
Interest Rate and Interest Payment Dates	S-20
Subordination of the Notes and Defeasance	S-23
Optional Redemption and Redemption Upon Special Events	S-25
The Notes Intended to Qualify as Tier 2 Capital	S-26
Consolidation, Merger and Sale of Assets	S-27
Events of Default; Limitation on Suits	S-27
Modification and Waiver	S-28
Clearance and Settlement	S-30
Effect of Benchmark Transition Event	S-32
Regarding the Indenture Trustee	S-35
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-35
Tax Consequences to U.S. Holders	S-36
Tax Consequences to Non-U.S. Holders	S-38
BENEFIT PLAN INVESTOR CONSIDERATIONS	S-40
Fiduciary Considerations	S-41
Prohibited Transactions	S-41
UNDERWRITING	S-42
Discounts, Commissions and Expenses	S-43
Indemnification	S-43
No Public Trading Market	S-43
No Sale of Similar Securities	S-43
Stabilization	S-44
Electronic Distribution	S-44
Our Relationships with the Underwriter	S-44
Other Matters	S-44
Selling Restrictions	S-45
LEGAL MATTERS	S-47
EXPERTS	S-48

Prospectus

Prospectus Summary	4
Special Note Regarding Forward-Looking Statements	6
Risk Factors	6
Use of Proceeds	6
Descriptions of Securities We May Offer	7
Description of Common Stock	7
Description of Preferred Stock	9
Description of Warrants	10
Description of Debt Securities	12
Description of Depositary Shares	22
Description of Units	25
Plan of Distribution	25
Incorporation of Certain Documents By Reference	29
Legal Matters	30
Experts	30
Where You Can Find More Information	30

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “ConnectOne,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean ConnectOne Bancorp, Inc.. References to “ConnectOne Bank” or the “Bank” mean ConnectOne Bank, which is our sole wholly-owned bank subsidiary.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated December 4, 2017, which provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the headings “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE” before investing in the Notes. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the Notes.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information that we file with the SEC can also be found on our website, www.connectonebank.com, at the “SEC Filings” link under the “Investor Relations” tab. The information on, or that can be accessed through, our website is not a part of this document, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

S-i

We also have filed a registration statement with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC when we registered such securities. The registration statement may contain additional information that may be important to you.

EXTENDED SETTLEMENT

We expect that delivery of the Notes will be made against payment therefor on or about          , 2020, which will be the          business day following the date of pricing of the Notes, or "T+          ." Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next           business days will be required, by virtue of the fact that the Notes initially settle in T+           , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus supplement.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits), until the termination of this offering:

●	our Proxy Statement on Schedule 14A filed on April 20, 2020, as supplemented on Schedule 14A on May 11, 2020;

●	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 8, 2020; and

●

our Current Reports on Form 8-K filed with the SEC on January 2, 2020, January 10, 2020, January 29, 2020, April 14, 2020, April 21, 2020, May 22, 2020, June 4, 2020, and June 10, 2020 (except for the disclosures made under Item 2.02 or Item 7.01 of any such Current Report on Form 8-K, including the related exhibits, which are deemed furnished, and not filed, in accordance with the SEC’s regulations).

You may request a copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus (other than a copy of an exhibit to a filing, unless that exhibit is specifically incorporated by reference in the filing), at no cost, by writing or telephoning us at the following address and telephone number:

S-ii

ConnectOne Bancorp, Inc.
301 Sylvan Avenue
Englewood Cliffs, NJ 07632
Telephone: (201) 816-8900
Attention: Investor Relations

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with additional or different information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus supplement or discussed in documents incorporated by reference in this prospectus supplement.

Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled “RISK FACTORS” in this prospectus supplement, and the factors disclosed under "Risk Factors" of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020, and in our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which they are made. Except as required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus supplement.

While no list of assumptions, risks, or uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include:

●	the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 ("COVID-19");

●

impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products;

●	changes in accounting standards or policies, including our adoption of Accounting Standards Update (ASU) 2016-13, Financial Instruments—Credit Losses (CECL);

●

increases in non-performing assets, which may require the Company to increase the allowance for credit losses, charge off loans and leases and incur elevated collection and carrying costs related to such non- performing assets;

S-iii

●	investment securities gains and losses, including other-than-temporary declines in the value of securities which may result in charges to earnings;

●	the effects of market interest rates, and the relative balances of interest rate-sensitive assets to interest rate- sensitive liabilities, on net interest margin and net interest income;

●	the planned phasing out of London interbank offered rate, or LIBOR, as a benchmark reference rate;

●	the effects of changes in interest rates on demand for our products and services;

●	the effects of changes in interest rates or disruptions in liquidity markets on our sources of funding;

●	the effects of the extensive level of regulation and supervision to which we are subject;

●	the effects of the significant amounts of time and expense associated with regulatory compliance and risk management;

●

the potential for negative consequences from regulatory violations, investigations and examinations, or failure to comply with the Bank Secrecy Act of 1970, the USA PATRIOT Act of 2001 and related anti- money laundering requirements, including potential supervisory actions, the assessment of fines and penalties, the imposition of sanctions and the need to undertake remedial actions;

●	the continuing impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Company's business and results of operations;

●	the effects of, and uncertainty surrounding, new legislation, changes in regulation and government policy, which could result in significant changes in banking and financial services regulation;

●

the effects of actions by the federal government, including those of the Board of Governors of the Federal Reserve System (the "Federal Reserve") and other government agencies, that impact money supply and market interest rates;

●	the effects of changes in U.S. federal, state or local tax laws;

●	the effects of negative publicity on the Company's reputation;

●	the effects of adverse outcomes in litigation and governmental or administrative proceedings;

●	the potential to incur losses in connection with repurchase and indemnification payments related to sold loans;

●	our ability to achieve our growth plans;

●	completed and potential acquisitions may affect costs and we may not be able to successfully integrate the acquired business or realize the anticipated benefits from such acquisitions;

●	the effects of competition on deposit rates and growth, loan rates and growth and net interest margin;

●	our ability to manage the level of non-interest expenses, including salaries and employee benefits expenses, operating risk losses and goodwill impairment;

●	the effects of changes in accounting policies, standards, and interpretations on our reporting of our financial condition and results of operations;

●

the impact of operational risks, including the risk of human error, inadequate or failed internal processes and systems, computer and telecommunications systems failures, faulty or incomplete data and an inadequate risk management framework;

●	the impact of failures of third parties upon which we rely to perform in accordance with contractual arrangements;

●	the failure or circumvention of our system of internal controls;

●	the loss of, or failure to safeguard, confidential or proprietary information;

●	our failure to identify and to address cyber-security risks, including data breaches and cyber-attacks;

●	our ability to keep pace with technological changes;

●	our ability to attract and retain talented personnel;

●

capital and liquidity strategies, including our ability to comply with applicable capital and liquidity requirements, and our ability to generate capital internally or raise capital on favorable terms;

●	our reliance on our subsidiaries for substantially all of our revenues and our ability to pay dividends or other distributions; and

●	the effects of any downgrade in our credit ratings on our borrowing costs or access to capital markets.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the Notes. You should pay special attention to the information contained under the caption entitled “RISK FACTORS” in this prospectus supplement and in the accompanying prospectus and “Item 1A., Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented by our subsequent Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, to determine whether an investment in the Notes is appropriate for you.

ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc. (the “Company” and with ConnectOne Bank, “we” or “us”) a one-bank holding company, was incorporated in the state of New Jersey on November 12, 1982 as Center Bancorp, Inc. and commenced operations on May 1, 1983 upon the acquisition of all outstanding shares of capital stock of Union Center National Bank, its then principal subsidiary.

On January 20, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ConnectOne Bancorp, Inc., a New Jersey corporation (“Legacy ConnectOne”). Effective July 1, 2014, the Company completed the merger contemplated by the Merger Agreement (the “Merger”) with Legacy ConnectOne merging with and into the Company, with the Company as the surviving corporation. Also at closing, the Company changed its name to “ConnectOne Bancorp, Inc.” and changed its NASDAQ trading symbol to “CNOB”. Immediately following the consummation of the Merger, Union Center Bank merged with and into ConnectOne Bank, a New Jersey-chartered commercial bank (“ConnectOne Bank” or the “Bank”) and a wholly-owned subsidiary of Legacy ConnectOne, with ConnectOne Bank continuing as the surviving bank.

The Company’s primary activity is to act as a holding company for the Bank. As of March 31, 2020, total assets of the Company were $7.3 billion.

Our principal executive office is located at 301 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. Our telephone number is (201) 816-8900. Information about the Company is available on our internet website www.connectonebank.com. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus supplement and is not incorporated in any manner into this prospectus supplement.

THE OFFERING

The following summary contains basic information about the Notes and is not complete. It does not contain all the information that may be important to you. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “DESCRIPTION OF THE NOTES.”

Issuer:	ConnectOne Bancorp, Inc.

Securities Offered:	% Fixed-to-Floating Rate Subordinated Notes due 2030

Aggregate Principal Amount:	$

Issue Price:	%

Maturity Date:	The Notes will mature on , 2030.

Issue Date:	, 2020.

Interest Rate:

From and including the original issue date to, but excluding,      , 2025 or the date of earlier redemption, a fixed per annum rate of      %.

From and including           , 2025 to, but excluding, the maturity date or the date of earlier redemption (the "floating rate period"), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of      basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on           ,           ,            and            of each year, commencing on           , 2025. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For each interest period during the floating rate period, "Three-Month Term SOFR" means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under "DESCRIPTION OF THE NOTES—Interest Rate and Interest Payment Dates").

If on or prior to the relevant Reference Time, a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under "Description of the Notes") have occurred with respect to Three-Month Term SOFR, then the provisions under "Description of the Notes—Effect of Benchmark Transition Event," which are referred to herein as the "benchmark transition provisions," will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under "Description of the Notes") plus           basis points.

Interest Payment Dates:	Until, but not including , 2025 or the date of earlier redemption, we will pay interest on the Notes on and of each year, commencing , 2020. From and including , 2025 to but excluding the maturity date or the date of earlier redemption, we will pay interest on the Notes quarterly in arrears on , , and of each year.

Record Dates:	The 15th day of the month immediately preceding the month of the applicable interest payment date.

Day Count Convention:	Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, , 2025 and, thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.

No Guarantees:	The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking”.

Ranking	The Notes will be our unsecured, subordinated obligations and:
●will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the indenture), all as described under “DESCRIPTION OF THE NOTES” in this prospectus supplement;

●will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;

●will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes, including our 5.75% fixed-to-floating rate subordinated notes due 2025 and our 5.20% fixed-to-floating rate subordinated notes due February 1, 2028;

●senior to our obligations relating to any junior subordinated debt securities issued to our capital trust subsidiaries;

●will rank senior in right of payment and upon our liquidation to any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

●will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of March 31, 2020, on a consolidated basis, the Company’s consolidated outstanding indebtedness and other liabilities totaled approximately $6.4 billion. While there is no senior indebtedness outstanding at the Company level, ConnectOne Bank has approximately $5.5 billion of deposit liabilities and $0.8 billion of other borrowings and operating lease liabilities to which the Notes will be structurally subordinated. As of March 31, 2020, at the Company level we had an approximately $130 million of outstanding indebtedness, primarily consisting of its subordinated notes due 2025 and its subordinated notes due 2028, ranking equally with the Notes.

The indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional Redemption:	We may, beginning with the interest payment date of , 2025, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

Special Redemption:	We may also redeem the Notes at any time, including prior to , 2025, at our option, in whole but not in part, if: (a) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes; (b) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (c) we are required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see “DESCRIPTION OF THE NOTES—Optional Redemption and Redemption Upon Special Events” in this prospectus supplement.

Sinking Fund:	There is no sinking fund for the Notes.

Further Issuances:	The Notes will initially be limited to an aggregate principal amount of $ . We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series.

Use of Proceeds:	We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $ . We anticipate using a portion of the proceeds to redeem our outstanding subordinated notes due July 1, 2025 within a year, and the remainder for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, repaying indebtedness and financing investments and capital expenditures, repurchasing shares of our common stock, and for investments in the Bank as regulatory capital. See “USE OF PROCEEDS” in this prospectus supplement.

Form and Denomination:	The Notes will be offered in book-entry form through the facilities of DTC in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Listing:	The Notes will not be listed on any securities exchange or quoted on any quotation system.

Governing Law:	The Notes and the indenture will be governed by the laws of the State of New York.

Trustee:	U.S. Bank, National Association.

Calculation Agent	We will appoint a calculation agent for the Notes prior to the commencement of the floating rate period. We will act as the initial calculation agent.

Risk Factors:	An investment in the Notes involves risks. You should carefully consider the information contained under “RISK FACTORS” in this prospectus supplement and the accompanying prospectus and Item 1A., Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

Tax Considerations:	You should carefully review the section “Material U.S. Federal Income Tax Considerations” in this prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor.

ERISA Considerations:	For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, you should read “Benefit Plan Investor Considerations.”

Original Issue Discount:	The Notes may be issued with original issue discount ("OID") for U.S. federal income tax purposes. In such case, holders subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, generally would be required to include any amounts representing OID in gross income (as ordinary income) as the OID accrues on a constant yield to maturity basis, in advance of the receipt of cash payments to which such income is attributable. See “Material U.S. Federal Income Tax Considerations.”

SUMMARY HISTORICAL FINANCIAL DATA

The following tables set forth selected consolidated historical financial and other data for the periods ended and as of the dates indicated. The summary consolidated financial data presented below as of and for the years ended December 31, 2019, 2018 and 2017 is derived from our audited consolidated financial statements included in our Annual Reports on Form 10-K filed with the SEC, which are incorporated by reference into this prospectus supplement and accompanying prospectus. The summary consolidated financial data presented below as of and for the three months ended March 31, 2020 and 2019 is derived from our unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC, which are incorporated by reference into this prospectus supplement and accompanying prospectus. Results from past periods are not necessarily indicative of results that may be expected for any future period.

This summary historical financial data should be read in conjunction with the information in Item 7., Management’s Discussion and Analysis of Financial Condition and Results of Operations, in our Annual Report on Form 10-K for the year ended December 31, 2019, Item 2., Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and with our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and accompanying prospectus.

	As of and for the three months ended March 31,		As of and for the years ended December 31,
(dollars in thousands, except per share data)	2020	2019	2019	2018	2017
Summary of Operations
Interest income	$76,714	$65,209	$271,484	$216,133	$181,324
Interest expense	21,433	20,257	85,165	58,918	36,255
Net interest income	55,281	44,952	186,319	157,215	145,069
Provision for loan losses	16,000	4,500	8,100	21,100	6,000
Total other income	2,854	1,738	8,035	5,473	8,204
Total operating expenses	35,058	28,062	92,228	70,454	78,759
Income before provision for income taxes	7,077	14,128	94,026	71,134	68,514
Provision for income taxes	1,047	2,493	20,631	10,782	25,294
Net income	$6,030	$11,635	$73,395	$60,352	$43,220
Per Common Share Data
Basic earnings per share	$0.15	$0.33	$2.08	$1.87	$1.35
Diluted earnings per share	0.15	0.33	2.07	1.86	1.34
Stockholders' equity per common share	$21.50	$19.25	$20.85	$18.99	$17.63
Retun on average:
Total assets	0.34%	0.80%	1.22%	1.17%	0.93%
Stockholders' equity	2.81	6.94	10.40	10.29	7.81
Average stockholders' equity to average assets	12.16	11.51	11.73	11.37	11.95
Stockholder equity to assets	11.73	11.28	11.84	11.24	11.07
Allowance for loan losses to loans receiveable	0.90	0.74	0.75	0.77	0.76
Allowance for loan losses to total nonperforming loans	86.8	77.3	77.4	67.4	48.4
Nonperforming loans to total loans	1.04	0.96	0.97	1.14	1.57

	As of March 31,		As of December 31,
	2020	2019	2019	2018	2017
(dollars in thousands)
Financial Condition Data
Assets	$7,279,327	$6,048,976	$6,174,032	$5,462,092	$5,108,442
Loans receivable, net (1)	5,955,141	4,935,793	5,075,234	4,506,138	4,139,708
Securities (2)	446,738	516,539	404,701	412,034	435,284
Deposits	5,509,192	4,593,998	4,767,542	4,092,092	3,795,128
Borrowings	726,856	603,412	500,293	600,001	670,077
Stockholders' equity	$853,710	$682,395	$731,190	$613,927	$565,437
____________________
(1)	Loans receivable, net, is net of undisbursed loan funds, net deferred origination costs and the allowance for loan losses.
(2)	Investment securities include available-for-sale securities.

RISK FACTORS

An investment in the Notes involves a number of risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the Notes is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended or supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus is qualified in its entirety by those risk factors.

Additional Risk Factors Related to Our Business

The ongoing COVID-19 pandemic and measures intended to prevent its spread could have a material adverse effect on our business, results of operations and financial condition, and such effects will depend on future developments, which are highly uncertain and are difficult to predict.

Global health concerns relating to the COVID-19 outbreak and related government actions taken to reduce the spread of the virus, including the closure of all non-essential business and stay at home orders, have been weighing on the macroeconomic environment in our New Jersey/New York metropolitan market trade area, and the outbreak has significantly increased economic uncertainty and reduced economic activity. The outbreak has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place or total lock-down orders and business limitations and shutdowns. Such measures have significantly contributed to rising unemployment and negatively impacted consumer and business spending. The United States government has taken steps to attempt to mitigate some of the more severe anticipated economic effects of the virus, including the passage of the Coronavirus Relief and Economic Security Act (the “CARES Act”), but there can be no assurance that such steps will be effective or achieve their desired results in a timely fashion.

The outbreak has adversely impacted and is likely to further adversely impact our workforce and operations and the operations of our borrowers, customers and business partners. In particular, we may experience financial losses due to a number of operational factors impacting us or our borrowers, customers or business partners, including but not limited to:

●	credit losses resulting from financial stress being experienced by our borrowers as a result of the outbreak and related governmental actions, particularly in the hospitality, energy, retail and restaurant industries, but across other industries as well;

●	impairment of goodwill or other financial assets;

●	declines in collateral values;

●	third party disruptions, including outages at network providers and other suppliers;

●	increased cyber and payment fraud risk, as cybercriminals attempt to profit from the disruption, given increased online and remote activity; and

●	operational failures due to changes in our normal business practices necessitated by the outbreak and related governmental actions.

These factors may remain prevalent for a significant period of time and may continue to adversely affect our business, results of operations and financial condition even after the COVID-19 outbreak has subsided.

We have offered temporary relief to effected customers, deferring either the full loan payment, the principal component or the interest component of the loan payment for an initial period of time ranging from 30 to 90 days. As of May 26, 2020, we have approved or booked 304 of these deferrals on outstanding loan balances of approximately $445 million and had approximately 369 additional deferral requests representing approximately $595 million in outstanding balances that were under review. We expect payment deferral requests from borrowers to continue throughout the COVID-19 pandemic, and possibly beyond. These programs may negatively impact our revenue and other results of operations in the near term and, if not effective in mitigating the effect of COVID-19 on our customers, may adversely affect our business and results of operations more substantially over a longer period of time.

Due in large part to actions taken by the Federal Reserve to lower interest rates in response to the severe financial market reaction to the COVID-19 outbreak, market interest rates have declined significantly. We expect that these reductions in interest rates, especially if prolonged, will may adversely affect our net interest income, margins, lending activities, deposits and profitability. Our assets and liabilities may be significantly impacted by changes in interest rates.

The spread of COVID-19 has caused us to modify our business practices (including restricting employee travel, and developing work from home and social distancing plans for our employees), and we may take further actions as may be required by government authorities or as we determine are in the best interests of our employees, customers and business partners. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus or will otherwise be satisfactory to government authorities.

The extent to which the coronavirus outbreak impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and are difficult to predict, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, we may continue to experience materially adverse impacts to our business as a result of the virus’s global economic impact, including the availability of credit, adverse impacts on our liquidity and any recession that has occurred or may occur in the future.

There are no comparable recent events that provide guidance as to the effect the spread of COVID-19 as a global pandemic may have, and, as a result, the ultimate impact of the outbreak is highly uncertain and subject to change. We do not yet know the full extent of the impacts on our business, our operations or the global economy as a whole. However, the effects could have a material impact on our results of operations and heighten many of our known risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Our active participation in the PPP may expose us to credit losses as well as litigation and compliance risk.

Changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Federal and state governments have recently enacted laws intending to stimulate the economy during this time. President Trump has signed into law three economic stimulus packages, including the $2.0 trillion CARES Act on March 26, 2020, which, among other things, initiated the Paycheck Protection Program (the “PPP”) under the Small Business Administration (“SBA”). On April 16, 2020, the original $349.0 billion of funding for loans to small businesses under the PPP was depleted, and on April 27, 2020 the Federal government funded an additional $310.0 billion to the PPP. To support our customers, businesses and communities, we are an active participant in the PPP. We have processed approximately 2,200 applications and funded approximately $470 million in PPP loans through May 31, 2020.

Our participation in the PPP and any other relief programs established under the CARES Act exposes us to certain credit, compliance and other risks. Among other regulatory requirements, PPP loans are subject to forbearance of loan payments for a six-month period to the extent that loans are not eligible for forgiveness. If PPP borrowers fail to qualify for loan forgiveness, including by failing to use the funds appropriately in order to qualify for forgiveness under the program, we have a greater risk of holding these loans at unfavorable interest rates. In addition, because of the short time period between the passing of the CARES Act and the implementation of the PPP, there is ambiguity in the laws, rules and guidance regarding the operation of the PPP, which exposes us to risks relating to noncompliance with the PPP. There is risk that the SBA or another governmental entity could conclude there is a deficiency in the manner in which we originated, funded, or serviced PPP loans, which may or may not be related to the ambiguity in the CARES Act or the rules and guidance promulgated by the SBA and the U.S. Department of the Treasury regarding the operation of the PPP. In the event of such deficiency, the SBA may deny its liability under the guaranty, reduce the amount of the guaranty, or, if it has already been paid under the guaranty, seek recovery of any loss related to the deficiency from us.

Since the opening of the PPP, several other banks have been subject to litigation regarding the process and procedures that such banks followed in accepting and processing applications for the PPP. We may be exposed to the risk of similar litigation, from both customers and non-customers that contacted ConnectOne Bank regarding obtaining PPP loans with respect to the processes and procedures we used in processing applications for the PPP. If any such litigation is filed against us and is not resolved in a manner favorable to us, it may result in significant financial liability to us or adversely affect our reputation. In addition, litigation can be costly, regardless of outcome. Any financial liability, litigation costs or reputational damage caused by PPP-related litigation could have a material adverse impact on our reputation, business, financial condition and results of operations.

We may also be subject to regulatory scrutiny regarding our processing of PPP applications or our origination or servicing of PPP loans. The PPP program may attract significant interest from federal and state enforcement authorities, oversight agencies, regulators, and Congressional committees. State Attorneys General and other federal and state agencies may assert that they are not subject to the provisions of the CARES Act and the PPP regulations entitling us to rely on borrower certifications, and take more aggressive action against us for alleged violations of the provisions governing our participation in the PPP.

Risk Factors Related to the Notes

The Notes rank lower than most of our indebtedness, and our holding company structure effectively subordinates any claims against us to those of our subsidiaries’ creditors.

Our obligations with respect to the notes will be unsecured and rank junior in right of payment to all of our existing and future “senior indebtedness,” as described in “DESCRIPTION OF THE NOTES—Subordination of the Notes and Defeasance.” This means that we generally cannot make any payments on the notes if we default on a payment of senior indebtedness and do not cure the default within the applicable grace period or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, in the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations under the notes only after we have made payments on all senior indebtedness. Neither the Notes nor the indenture limits our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the Notes.

Holders of the Notes should only look to our assets as the source of payment of the Notes. The Notes are not obligations of, nor guaranteed by, our subsidiary, ConnectOne Bank. In addition, because we are a holding company, our right to participate in the distribution of assets from any subsidiary, including ConnectOne Bank, upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Notes to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary (including depositors of ConnectOne Bank), except to the extent that we may be recognized as a creditor of that subsidiary. In the event of any such distribution of assets of ConnectOne Bank, the claims of depositors and other general or subordinated creditors would be entitled to priority over the claims of holders of the Notes. Accordingly, the Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries, including ConnectOne Bank. As of March 31, 2020, on a consolidated basis, the Company’s consolidated outstanding indebtedness and other liabilities totaled approximately $6.4 billion. While there is no senior indebtedness outstanding at the Company level, ConnectOne Bank has approximately $5.5 billion of deposit liabilities and $0.8 billion of other borrowings and operating lease liabilities to which the Notes will be structurally subordinated. As of March 31, 2020, at the Company level we had an approximately $130 million of outstanding indebtedness, primarily consisting of its subordinated notes due 2025 and its subordinated notes due 2028, ranking equally with the Notes. There is no restriction on the ability of ConnectOne Bank to incur additional indebtedness or other liabilities.

As a consequence of the subordination of the Notes to our existing and future senior indebtedness, an investor in the Notes may lose all or some of its investment upon our insolvency, bankruptcy, liquidation, winding up or similar proceeding. In such an event, our assets would be available to pay the principal of, and any accrued and unpaid interest on, the Notes only after all of our senior indebtedness had been paid in full. In the event of our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, any of our other general, unsecured obligations that do not constitute senior indebtedness, depending upon their respective preferences, will share pro rata in our remaining assets after we have paid all of our senior indebtedness in full. In any of the foregoing events, we may not have sufficient assets to make payments in respect of the Notes. As a result, if holders of the Notes receive any payments, they may receive less, ratably, than holders of secured indebtedness. In addition, the holders of any senior indebtedness could restrict or prohibit us from making payments on the Notes.

We are a holding company and are dependent on dividends from our subsidiary, ConnectOne Bank; banking laws and regulations could limit our access to funds from our subsidiary bank with the result that we may not have access to sufficient cash to make payments on the Notes.

As a holding company, our principal source of funds to service our debt, including the Notes, is dividends from our wholly owned bank subsidiary, ConnectOne Bank. ConnectOne Bank is legally distinct from us and has no obligation to make funds available to us for payments of principal of or interest on the Notes.

Additionally, federal and state banking laws and regulations limit dividends from ConnectOne Bank to us. Under the New Jersey Banking Act of 1948, as amended, dividends may be paid by ConnectOne Bank only if, after the payment of the dividend, the capital stock of ConnectOne Bank will be unimpaired and either ConnectOne Bank will have a surplus of not less than 50% of its capital stock or the payment of the dividend will not reduce ConnectOne Bank’s surplus. The payment of dividends is also dependent upon ConnectOne Bank’s ability to maintain adequate capital ratios pursuant to applicable regulatory requirements. The total amount available for payment of dividends by ConnectOne Bank was approximately $150 million at March 31, 2020, based on ConnectOne Bank maintaining enough capital to be considered “well capitalized” under regulatory guidelines. In addition, federal bank regulatory agencies have the authority to prohibit ConnectOne Bank from engaging in unsafe or unsound practices in conducting its business. The payment of dividends or other transfers of funds to us, depending on the financial condition of ConnectOne Bank, could be deemed an unsafe or unsound practice.

Accordingly, we can provide no assurance that we will receive dividends or other distributions from ConnectOne Bank in an amount sufficient to pay the principal of or interest on the Notes.

The indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.

Neither we nor any of our subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the indenture governing the terms of the Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will incur additional indebtedness and other liabilities from time to time. In addition, we are not restricted under the indenture governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the indenture governing the Notes. You are not protected under the indenture governing the Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.

There may be no active and predictable market for the Notes.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange. A liquid or active trading market for the Notes may not develop. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. Accordingly, we cannot assure you that you will be able to sell the Notes or the prices, if any, at which holders may be able to sell their Notes.

In addition, since SOFR is a relatively new market index, the marketability of the Notes may be adversely affected. Market terms for securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the Notes may be lower than those of later-issued securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in securities that are similar or comparable to the Notes, the trading price of the Notes may be lower than those of securities that are linked to rates that are more widely used. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the Notes.

Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the Notes.

In addition to our currently outstanding indebtedness, we may borrow substantial additional indebtedness in the future. If new indebtedness is incurred in addition to our current debt levels, the related risks that we now face could increase.

Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the Notes, including:

●	limiting our ability to satisfy our obligations with respect to the Notes;

●	increasing our vulnerability to general adverse economic industry conditions;

●	limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

●	requiring a substantial portion of our cash flow from operations for the payment of principal of and interest on our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

●	limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

●	putting us at a disadvantage compared to competitors with less indebtedness.

Our business operations may not generate the cash needed to service our indebtedness.

Our ability to make payments on our indebtedness, including the Notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay the principal of or interest on our indebtedness, including the Notes, or to fund our other liquidity needs.

Changes in our credit rating could adversely affect the market price or liquidity of the Notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. Such ratings are based on a number of factors, including financial strength, as well as factors not entirely within our control, such as conditions affecting the financial services industry.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or ConnectOne Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the indenture. Our regulators can, in the event we become subject to an enforcement action, prohibit the Bank from paying dividends to us, and prevent payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem all or a portion of the Notes on           , 2025 and on any interest payment date thereafter prior to their stated maturity date. In addition, at any time at which any Notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the Notes in whole but not in part upon the occurrence of (i) a “Tax Event,” (ii) a “Tier 2 Capital Event” or (iii) a “1940 Act Event.” In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, such earlier redemption date. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes— Optional Redemption and Redemption Upon Special Events” in this prospectus supplement.

Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

The amount of interest payable on the Notes will vary on and after           , 2025.

As the interest rate of the Notes will be calculated based on SOFR from           , 2025 to, but excluding, the maturity date or earlier redemption date and SOFR is a floating rate, the interest rate on the Notes will vary on and after           , 2025. During this period, the Notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of           basis points; provided, that in the event the Benchmark rate is less than zero, then the Benchmark rate shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Notes.

The interest rate may affect our decision to redeem the Notes.

We are more likely to redeem the Notes on or after           , 2025 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their maturity date, holders may not be able to invest in other securities that yield as much interest as the Notes.

The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation.

The Notes are not savings accounts, deposits or other obligations of our bank subsidiary or any of our nonbank subsidiaries. The Notes are not insured by the FDIC or any other governmental agency or public or private insurer. The Notes are ineligible and may not be used as collateral for a loan by us or our bank subsidiary.

Our credit ratings may not reflect all risks of an investment in the Notes, and changes in our credit ratings may adversely affect your investment in the Notes.

The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current and historical information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time, or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.

You should not rely on indicative or historical data concerning SOFR.

The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement).

SOFR is published by the Federal Reserve Bank of New York ("FRBNY") and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement ("repo") transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the "FICC"), a subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be "specials." According to FRBNY, "specials" are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC's delivery-versus-payment service.

FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although this historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on this historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the Notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in SOFR could adversely affect the amount of interest that accrues on the Notes and the trading prices for the Notes.

Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the Notes, which may adversely affect the trading prices of the Notes. In addition, the interest rate on the Notes for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the Notes during the floating rate period for any interest period declines to zero or becomes negative, interest will only accrue on the Notes at a rate equal to the spread of         % per annum with respect to that interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the Notes.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

In June 2017, the Alternative Reference Rates Committee (the "ARRC") convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate for U.S. dollar obligations ("U.S. dollar LIBOR"). However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.

The interest rate for the Notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR.

Under the terms of the Notes, the interest rate on the Notes for each interest period during the floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR ("Three-Month Term SOFR"). Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the ARRC. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of and market for the Notes. If, at the commencement of the floating rate period for the Notes, the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto ("Relevant Governmental Body") has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the Notes during the floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

Under the terms of the Notes, we and the calculation agent is expressly authorized to make certain determinations, decisions or elections with respect to technical, administrative or operational matters that we decide are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the Notes, which are defined in the terms of the Notes as "Three-Month Term SOFR Conventions." For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, we or the calculation agent will need to determine the applicable Three-Month Term SOFR during the floating rate period. Our or the calculation agent's determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the Notes during the floating rate period, which could adversely affect the return on, value of and market for the Notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

Under the benchmark transition provisions of the Notes, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the Notes during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily Secured Overnight Financing Rates calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the Notes and the trading prices for the Notes.

Under the benchmark transition provisions of the Notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the Notes as "Benchmark Replacement Conforming Changes," with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during the floating rate period, which could adversely affect the return on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the Notes.

The calculation agent will calculate the interest rate during the floating rate period. We will act as the initial calculation agent for the Notes. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $          . We anticipate using a portion of the proceeds to redeem our outstanding subordinated notes due July 1, 2025 within a year, and the remainder for general corporate purposes which may include providing capital to support growth of our wholly owned banking subsidiary through organic growth or through the acquisition of financial institutions or branches thereof, the acquisition of failed institutions from the FDIC or the acquisition of businesses related to banking, repaying indebtedness, financing investments and capital expenditures, repurchasing shares of our common stock and for investments in the Bank as regulatory capital.

Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. Pending the use of the net proceeds of this offering as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.

CAPITALIZATION

The following table sets forth our capitalization on a consolidated basis, as of March 31, 2020:

●	on an actual basis

●	on an adjusted basis to give effect to the sale of the Notes offered hereby, for total net proceeds of approximately $ million after deducting the underwriting discount and estimated expenses.

This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference into this prospectus supplement.

	As of March 31, 2020
		As Adjusted
		for the Sale
(dollars in thousands)	Actual	of the Notes
Long Term Debt
Subordinated notes, due 2030(1)	$-	$
Subordinated notes, due 2028 (net of debt issuance cost of $1,143)	73,857	73,857
Subordinated notes, due 2025 (net of debt issuance cost of $45)	49,955	49,955
Stockholders' equity
Common stock, no par value, authorized 50,000,000 shares; issued 42,363,554 shares at March 31, 2020; outstanding 39,704,921 shares at March 31, 2020	586,946	586,946
Additional paid-in capital	21,746	21,746
Retained earning	273,825	273,825
Treasury stock, at cost (2,658,633 common shares at March 31, 2020)	(30,271)	(30,271)
Accumulated other comprehensive loss	1,464	1,464
Total stockholders' equity	$853,710	$853,710

(1)	The adjusted balance includes the principal amount of $ of Notes offered hereby, net of estimated debt issuance costs totaling approximately $ .

DESCRIPTION OF THE NOTES

We will issue the Notes under the indenture dated January 17, 2018 between the Company, as the issuer, and U.S. Bank National Association, a national banking association (“U.S. Bank”) as the trustee, as amended and supplemented by a second supplemental indenture, to be dated on or about       , 2020. We refer to this indenture, as it may be amended or supplemented from time to time, as the “indenture,” and we refer to U.S. Bank in its capacity as the trustee for the Notes under the indenture, as the “trustee.” You may request a copy of the indenture from us as described under “WHERE YOU CAN FIND MORE INFORMATION” in this prospectus supplement. The following summary of certain provisions of the Notes and the summary of certain provisions of the indenture in this prospectus supplement and the accompanying prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Notes and the indenture, including the definitions of certain terms used in the Notes and the indenture. We urge you to read each of these documents because they, and not this description or the description set forth in “DESCRIPTION OF DEBT SECURITIES” in the accompanying prospectus, define your rights as a holder of the Notes. To the extent that information in this prospectus supplement relating to the indenture or the Notes is inconsistent with any related information contained in the accompanying prospectus, the information in this prospectus supplement shall control with respect to the Notes.

General

The Notes will be our unsecured and subordinated obligations and will mature on             , 2030 (the “stated maturity date”), unless redeemed prior to such date in accordance with the provisions set forth under “—Optional Redemption and Redemption Upon Special Events.” Unless previously purchased and cancelled or redeemed prior to the stated maturity date, we will repay the Notes at a price equal to 100% of the outstanding principal amount of the Notes, plus any accrued and unpaid interest, to, but excluding, the stated maturity date. We will pay principal of, and interest on, the Notes in U.S. dollars. The Notes will rank equally among themselves and our currently outstanding subordinated debt and junior in right of payment to our existing and future senior indebtedness, as described below in “—Subordination of the Notes and Defeasance,” and will be effectively subordinated to all existing and future indebtedness, deposits and other liabilities and preferred equity of the Bank and our other current and future subsidiaries, including, without limitation, the Bank’s liabilities to its depositors, liabilities to general creditors and liabilities arising during the ordinary course or otherwise. No sinking fund will exist for the Notes, and no sinking fund payments will be made with respect to the Notes. The Notes will not be convertible into or exchangeable for any other securities or property. The Notes will be subject to defeasance but will not be subject to covenant defeasance.

Except as described below under “—Clearance and Settlement,” the Notes will be issued in book-entry-only form and will be represented by a global note registered in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”). See “—Clearance and Settlement” below.

The Notes will be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes are a part of a series of securities newly established under the indenture and will be initially issued in the aggregate principal amount of $        . We may, from time to time, without notice to, or the consent of, the holders of the Notes, issue additional debt securities ranking equally with the Notes and with identical terms to the Notes in all respects (except for issue date, the offering price, the interest commencement date and the first interest payment date) in order that such additional debt securities may be consolidated and form a single series with the Notes.

No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any incorporator, director, officer, employee or shareholder, as such, past, present or future, of ours or of any successor entity.

Neither the indenture nor the Notes contain any covenants: (1) prohibiting or otherwise restricting the incurrence of indebtedness or other obligations by us or by any of our subsidiaries, including the Bank, or the issuance of preferred equity by any of our subsidiaries; (2) requiring us or any of our subsidiaries to achieve or maintain any minimum financial results relating to our or its financial condition, liquidity or results of operations or meet or exceed certain financial ratios as a general matter or to incur additional indebtedness or maintain any reserves; or (3) prohibiting or otherwise restricting us or any of our subsidiaries from granting liens on our or its assets to secure our or its indebtedness or other obligations that are senior or effectively senior in right of payment to the Notes, repurchasing our stock or other securities, including any of the Notes, or paying dividends or make other distributions to our or its shareholders or other equity owners. Accordingly, neither the indenture nor the Notes contain any provisions that would provide protection to the holders of the Notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization or similar restructuring, any highly leveraged or similar transaction or any other event involving us or any of our subsidiaries that may adversely affect our credit quality. See “RISK FACTORS—The indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.”

The indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Notes are not savings accounts or deposits in the Company or the Bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The Notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, the Bank or any of our other subsidiaries or affiliates.

Interest Rate and Interest Payment Dates

Fixed Rate Period

From, and including, the date of initial issuance of the Notes to, but excluding,        , or the date of earlier redemption as contemplated below under “—Optional Redemption and Redemption Upon Special Events” (the “fixed rate period”), the Notes will bear interest at the annual rate of       %, and we will pay interest on the Notes semi-annually in arrears on each         and               , commencing on               , 2020. We refer to each such date as a “fixed rate interest payment date.”

Floating Rate Period

From and including              , 2025, to, but excluding, the stated maturity date or the date of earlier redemption (the “floating rate period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of               basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on               ,               ,                and               of each year (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on               , 2025. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For the purpose of calculating the interest on the Notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the Company and communicated in writing thereby to the calculation agent (if other than the Company) after giving effect to the Three-Month Term SOFR Conventions. We will act as the initial calculation agent.

The following definitions apply to the foregoing definition of Three-Month Term SOFR:

“Benchmark” means, initially, Three-Month Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Company, and communicated in writing thereby to the calculation agent (if other than the Company), after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Company, and communicated in writing thereby to the calculation agent (if other than the Company), after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Company determines that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Company determines is reasonably necessary). The Company shall promptly notify the calculation agent (if other than the Company) in writing of any such determination.

The terms “Benchmark Replacement,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Transition Event” and “Corresponding Tenor” have the meanings set forth below under the heading “—Effect of Benchmark Transition Event.”

Notwithstanding the foregoing paragraphs related to the determination of interest, if the Company determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then upon written notice by the Company to the calculation agent (if other than the Company), the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement plus       basis points.

Absent manifest error, our or the calculation agent’s determination of the interest rate for an interest period for the Notes will be binding and conclusive on you, the trustee and us. The calculation agent’s calculation of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent’s principal offices, will be made available to any holder of the Notes upon request and will be provided to the trustee.

Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and on the basis of a 360-day year and the actual number of days elapsed during the floating rate period.

Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period,” we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to, but excluding, the applicable interest payment date or the stated maturity date or date of earlier redemption, if applicable. If a fixed rate interest payment date falls on a day that is not a business day, then the interest payment will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments. If a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day. If the stated maturity date of the Notes falls on a date that is not a business day, the payment of interest and principal of the Notes may be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the stated maturity date.

Interest on each Note will be payable to the person in whose name such Note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed. However, interest that is paid on the stated maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Notes are not represented by global notes, by check mailed to the address of the person specified for payment in the preceding sentences.

If the then-current Benchmark is Three-Month Term SOFR, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by us, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the Company determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then, upon written notice by the Company to the calculation agent (if other than the Company), the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.

When we refer to a “business day” with respect to the Notes, we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which the trustee or banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

Subordination of the Notes and Defeasance

Our obligation to make any payment on account of the principal of, or interest on, the Notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness. As of March 31, 2020, we had no senior indebtedness outstanding. While there is no senior indebtedness outstanding at the Company level, ConnectOne Bank has approximately $5.5 billion of deposit liabilities and $0.8 billion of other borrowings and operating lease liabilities to which the Notes will be structurally subordinated. As of March 31, 2020, at the Company level we had an approximately $130 million of outstanding indebtedness, primarily consisting of its subordinated notes due 2025 and its subordinated notes due 2028, ranking equally with the Notes

The term “senior indebtedness” means (a) any of the Company’s indebtedness (including the principal of and premium, if any, and unpaid interest on such indebtedness) for borrowed or purchased money including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by bonds, debentures, notes or other written instruments, including any obligations of the Company to general creditors, depositors or trade creditors; (b) the Company’s obligations under letters of credit, bank guarantees or bankers’ acceptances; (c) any of the Company’s indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates; (d) any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), or other similar contingent obligations in respect of obligations of others of a type described in clauses (a), (b), and (c), whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States; (e) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet; (f) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property; (g) all direct or indirect guarantees or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in clauses (a) through (f) above; and (h) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (g) above, other than obligations ranking on a parity with the Notes or ranking junior to the Notes. Notwithstanding the foregoing, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used herein the definition of senior indebtedness will have the meaning as described in that rule or interpretation.

The term “senior indebtedness” does not include (a) any indebtedness of the Company which when incurred, and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to the Company, (b) any indebtedness of the Company to any of its subsidiaries, (c) indebtedness to any employee of the Company, (d) any liability for taxes, (e) any indebtedness of the Company which is expressly subordinate in right of payment to any other indebtedness of the Company, and (f) renewals, extensions, modifications and refundings of any such indebtedness.

Upon any insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding or any assignment for the benefit of creditors or any other marshalling of our assets or liabilities, the payment of the principal of and interest on the Notes will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the Notes because of an insolvency event of default specified below in clauses (5) or (6) “—Events of Default; Limitation on Suits,” the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the Notes are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of senior indebtedness if payment of the Notes is accelerated because of an event of default.

We may not make any payment on the Notes, including any redemption of the Notes, if:

●	in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto or (b) a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness (or a trustee on their behalf) to accelerate its maturity, or

●	the default is the subject of judicial proceedings or the Company receives a notice of the default from a person who may give it pursuant to the indenture.

We may resume payments on the Notes and may acquire them when:

●	the default is cured or waived, or

●	if otherwise permitted by the indenture.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

Subject to the terms of the indenture, if the trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

We are obligated to pay compensation to the trustee as shall be agreed in writing between us and the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the Notes. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

As discussed above, neither the Notes nor the indenture contains any limitation on the amount of senior indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the Notes that we, the Bank or any of our other subsidiaries may incur or any preferred equity that we, the Bank or our subsidiaries may issue. As of March 31, 2020, we had no senior indebtedness outstanding. Indebtedness and other liabilities and any preferred equity of the Bank or our other subsidiaries do not fall within the definition of senior indebtedness, but the Notes will be effectively subordinated to all of the existing and future indebtedness and other liabilities, including deposit liabilities, of our subsidiaries, including the Bank, and to preferred equity holders of any such subsidiary.

As of March 31, 2020, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $6.4 billion, excluding intercompany liabilities, and no preferred equity.

So long as no event of default has occurred and is continuing, we may elect to discharge certain of our obligations under the indenture with respect to the Notes on the terms and subject to the conditions precedent contained in the indenture (referred to in this section as a “Defeasance”) by:

●	irrevocably depositing with the trustee, as trust funds in trust, money or U.S. government obligations (generally, securities that are obligations of or guaranteed by the United States of America), or a combination of money and U.S. government obligations, in each case sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and interest on the Notes on the date on which the principal becomes due and payable in accordance with the terms of the Notes or the indenture, whether at the stated maturity date, or by declaration of acceleration, call for redemption, or otherwise; and

●	satisfying certain other conditions precedent specified in the indenture, including, among other things, the delivery of an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Defeasance and will be subject to U.S. federal income tax in the same amounts, in the same manner, and at the same times as would have been the case if the Defeasance had not occurred.

A Defeasance will not relieve us of our obligation to pay when due the principal of and interest on the Notes if the Notes are not paid from the money or U.S. government obligations held in trust by the trustee for payment thereof.

Optional Redemption and Redemption Upon Special Events

We may, at our option, beginning with the interest payment date of                , 2025 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve, to the extent that such approval is required. Any partial redemption will be made by lot in accordance with DTC’s applicable procedures. The Notes are not subject to repayment at the option of the holders. In addition, we may, at our option and subject to prior approval of the Federal Reserve, to the extent that such approval is required, redeem the Notes, in whole but not in part, prior to the stated maturity date, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of redemption, in the event of:

(1) a “Tax Event,” which is defined to mean the receipt by the Company of an opinion of independent tax counsel to the effect that, as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation, (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of the Company’s federal income tax returns or positions or a similar audit of any of the Company’s subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by the Company on the Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes;

(2) a “Tier 2 Capital Event,” which is defined to mean the receipt by the Company of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective amendment or change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the original issue date of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then-equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to the Company; or

(3) a “1940 Act Event,” which is defined to mean our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Our election to redeem any Notes upon the occurrence of any of the enumerated events above will be provided to the trustee in the form of an Officer’s Certificate at least 60 days prior to the redemption date, or such shorter notice as may be acceptable to the trustee. In case of any such election, notice of redemption must be provided to the holders of the Notes not less than 30 nor more than 60 days prior to the redemption date. If any such conditions precedent have not been satisfied, the Company shall provide written notice to the trustee and each holder of the Notes prior to the close of business prior to the redemption date in the same manner in which the notice of redemption was given. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed as provided in such notice. In no event shall the Trustee be responsible to satisfy any such condition precedent, including making a deposit of money required to effectuate the redemption.

Notwithstanding the foregoing, interest payable on any interest payment date on or before any redemption of the Notes will be paid to each holder in whose name a Note is registered as described above in “—Interest Rate and Interest Payment Dates.”

The Notes Intended to Qualify as Tier 2 Capital

The Notes are intended to qualify as Tier 2 capital under the capital rules established by the Federal Reserve for bank holding companies that became effective January 1, 2014 and the guidelines of the Federal Reserve for bank holding companies under the Basel III framework that became effective on January 1, 2015. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

●	be unsecured;

●	have a minimum original maturity of at least five years;

●	be subordinated to depositors and general creditors, which, in our case, will be to the holders of our senior indebtedness, if any;

●	not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of dissolution, winding-up, liquidation or reorganization or similar proceeding of the Company or the Bank;

●	not contain provisions permitting the Company to redeem or repurchase the Notes prior to the date that is five years after issuance, except upon the occurrence of certain special events, but in each case, only with the prior approval of the Federal Reserve; and

●	unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

●	we are the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee our obligations on the Notes and under the indenture;

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture;

●	certain other conditions are met; and

●	we have complied with our obligations to deliver certain documentation to the trustee.

Events of Default; Limitation on Suits

Under the indenture, an event of default will occur with respect to the Notes upon the occurrence of any of the following:

(1) default in the payment of any interest upon any security of such series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of or premium, if any, on any security of such series as and when the same shall become due, either at its maturity, upon redemption, by declaration or otherwise;

(3) default in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by terms of the securities of such series and continuance of default for a period of 30 days;

(4) default in the performance, or breach, of any covenant or warranty of the Company in the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of series of securities other than such series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”;

(5) the entry of an order for relief against the Company under the Federal Bankruptcy Code by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent under any other applicable Federal or State law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(6) the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

Neither the trustee nor the holders of the Notes will have the right to accelerate the maturity of the Notes unless there is an event of default under clause (5) or (6) above (an “insolvency event of default”), and in the case of clauses (5) and (6) the acceleration is automatic. Nevertheless, during the continuation of any other event of default under the Notes, the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes to regularly scheduled payments under the Notes, as well as the performance of any covenant or agreement in the indenture. Any such rights to receive payment of such amounts under the Notes remain subject to the subordination provisions of the Notes as discussed above under “—Subordination of the Notes and Defeasance.” In the case of an insolvency event of default, the principal of and accrued and unpaid interest, if any, on the Notes will become and be immediately due and payable upon notice by the trustee or holders of the Notes. Any payment by us on the Notes following any such acceleration will be subject to the subordination provisions described above under “—Subordination of the Notes and Defeasance.”

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding Notes, unless the trustee receives security and indemnity satisfactory to it against any cost, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes.

Modification and Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding Notes. We may not make any modification or amendment without the consent of the holder of each Note then outstanding if that amendment will:

(1) change the scheduled maturity date or the stated payment date of any payment of premium or interest payable on any security, or reduce the principal amount thereof, or any amount of interest or premium payable thereon;

(2) change the method of computing the amount of principal of any security or any interest payable thereon on any date, or change any place of payment where, or the coin or currency in which, any security or any payment of premium or interest thereon is payable;

(3) impair the right to institute suit for the enforcement of any payment described in clauses (1) or (2) on or after the same shall become due and payable, whether at maturity or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be;

(4) change or waive the redemption or repayment provisions of any series;

(5) reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults hereunder and their consequences provided for in the indenture;

(6) subject to certain exceptions, modify any of the provisions of certain sections of the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby;

(7) adversely affect the ranking or priority of any series;

(8) release any guarantor or co-obligor from any of its obligations under its guarantee of the securities or the indenture, except in compliance with the terms of the indenture; or

(9) waive any event of default or event which, after notice of lapse of time, or both, would become an event of default, in respect of the payment of the principal of or interest on the Notes.

Except for certain specified provisions, the holders of at least a majority in principal amount of the Notes may on behalf of the holders of all Notes waive our compliance with provisions of the indenture or the Notes. The holders of a majority in principal amount of the Notes may on behalf of the holders of all the Notes waive any past default under the indenture with respect to the Notes and its consequences, except a default in the payment of the principal of or any interest on any Note or in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of Note affected.

In addition, we and the trustee may modify and amend the indenture without the consent of any holders of Notes:

(1) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by any such successor of the covenants, agreements and obligations of the Company in the indenture and in the securities;

(2) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the holders of the securities of any or all series as the Company and the trustee shall consider to be for the protection of the holders of the securities of any or all series or to surrender any right or power herein conferred upon the Company (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series);

(3) to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under the indenture that do not adversely affect the interests of the holders of securities of any series in any material respect;

(4) to add to the indenture such provisions as may be expressly permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which the indenture is executed or any corresponding provision in any similar federal statute hereafter enacted;

(5) to add guarantors or co-obligors with respect to any series of securities;

(6) to secure any series of the securities;

(7) to establish any form of security, as provided in Article 2 of the indenture, and to provide for the issuance of any series of securities, as provided in Article 3 of the indenture, and to set forth the terms thereof, and/or to add to the rights of the holders of the securities of any series;

(8) to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the indenture with respect to one or more series of securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

(9) to add any additional events of default in respect of the securities of any or all series (and if such additional events of default are to be in respect of less than all series of securities, stating that such events of default are expressly being included solely for the benefit of one or more specified series);

(10) to comply with the requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

(11) to make any change in any series of securities that does not adversely affect in any material respect the interests of the holders of such securities.

Clearance and Settlement

DTC, in this capacity, will act as securities depositary for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. A fully registered global note, representing the total aggregate principal amount of the Notes issued and sold, will be executed and deposited with DTC.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc.

Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct or indirect participants in DTC, who will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the Notes, as such payments will be forwarded by the paying agent for the Notes to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the Notes entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the Notes, as DTC’s records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the Company or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificated Notes to be exchanged for beneficial interests in the global Notes will be authenticated and delivered to or at the direction of DTC.

All payments of principal of, and interest on, the Notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC’s practice is to credit its direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company or its agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners of the Notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the Company, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal of, or interest on, the Notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of the Company or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the Notes will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee or through organizations that are participants or indirect participants in such system. The depositaries, in turn, will hold interests in the Notes in customers’ securities accounts in the depositaries’ name on the books of DTC. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the Notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the Notes.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the underwriters assume any responsibility for the accuracy or completeness thereof.

Effect of Benchmark Transition Event

Benchmark Replacement. If the Company determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then, upon written notice by the Company to the calculation agent (if other than the Company), the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we will have the right to make Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms. As used herein:

"Benchmark Replacement" means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then "Benchmark Replacement" means the first alternative set forth in the order below that can be calculated by the calculation agent as of the Benchmark Replacement Date:

(1)	Compounded SOFR;
(2)	the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
(3)	the sum of: (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment;
(4)	the sum of: (a) the alternate rate that has been selected by the Company, and communicated thereby in writing to the calculation agent (if other than the Company), as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

"Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be calculated by the calculation agent as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and
(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by Company, and communicated thereby in writing to the calculation agent (if other than the Company) giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "interest period," timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company determines that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company determines is reasonably necessary). The Company shall promptly notify the calculation agent (if other than the Company) in writing of any such determination.

"Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) of the definition of "Benchmark Transition Event," the relevant Reference Time in respect of any determination;
(2)	in the case of clause (2) or (3) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(3)	in the case of clause (4) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

"Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company and communicated thereby in writing to the calculation agent (if other than the Company) in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(2)	if, and to the extent that, the Company determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company and communicated thereby in writing to the calculation agent (if other than the Company), giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of           basis points per annum.

"Corresponding Tenor" with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

"Interpolated Benchmark" with respect to the Benchmark means the rate calculated for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

"ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

"ISDA Fallback Adjustment" means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

"ISDA Fallback Rate" means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

"Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The terms "Federal Reserve Bank of New York's Website," "Reference Time," "Relevant Governmental Body," "SOFR" and "Term SOFR" have the meanings set forth above under the heading "—Interest Rate and Interest Payment Dates."

Regarding the Indenture Trustee

U.S. Bank will act as trustee for the Notes under the indenture. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.

The trustee is permitted to engage in certain other transactions. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the Notes, or upon the occurrence of a default under another indenture under which U.S. Bank serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax consequences of the ownership and disposition of the Notes offered hereby. Except where noted, this discussion addresses only those beneficial owners of the Notes that are purchased by an initial holder at their original issue price for cash and that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes or any persons who hold the Notes for any reason other than as capital assets. In addition, this summary does not address the tax laws of any state, local or non-U.S. jurisdiction or other U.S. federal tax laws, such as alternative minimum, estate and gift taxes. We intend, and by acquiring any Notes each beneficial owner of a Note will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes, and this discussion assumes such treatment.

This discussion does not address all aspects of U.S. federal income taxation that may be applicable to beneficial owners of the Notes in light of their particular circumstances, or to a class of beneficial owners subject to special treatment under U.S. federal income tax laws, such as:

●	entities treated as partnerships or S corporations for U.S. federal income tax purposes or persons who hold the Notes through entities treated as partnerships or S corporations for U.S. federal income tax purposes,

●	financial institutions and banks,

●	insurance companies,

●	qualified insurance plans,

●	tax-exempt organizations,

●	qualified retirement plans and individual retirement accounts,

●	governmental entities,

●	brokers, dealers or traders in securities or currencies,

●	regulated investment companies,

●	real estate investment trusts or grantor trusts,

●	persons whose functional currency is not the U.S. dollar,

●	persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”),

●	persons who purchase or sell the Notes as part of a wash sale,

●	persons who hold the Notes as part of a “hedge,” “straddle” or other risk reduction mechanism, “constructive sale,” or “conversion transaction,” as these terms are used in the Code,

●	persons that own (or are deemed to own) 10% or more of the total combined voting power of all classes of our stock entitled to vote,

●	certain U.S. expatriates, and

●	controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations.

This summary is for general information only and is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, as well as existing interpretations relating thereto, all as of the date hereof, and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions. You are urged to consult your tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under other U.S. federal tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder.” As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States,

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia,

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

●	a trust: (a) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust; or (b) that was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of Interest and Original Issue Discount.

Based on the interest rate characteristics of the Notes, we intend to treat the Notes as “variable rate debt instruments” (“VRDIs”) for U.S. federal income tax purposes and this discussion assumes such characterization to be correct.

Under applicable Treasury Regulations, to determine the amount of “qualified stated interest” (“QSI”) and original issue discount (“OID”) in respect of a variable rate debt instrument, an “equivalent fixed rate debt instrument” must be constructed. The equivalent fixed rate debt instrument of a variable rate debt instrument that has an initial fixed rate followed by one or more qualified floating rates, such as a subordinated note, is constructed as follows: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of a subordinated note as of the subordinated note’s issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under clause (i) of this paragraph) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the subordinated notes). When the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI and OID, if any, are determined for the equivalent fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument, and a U.S. Holder of subordinated notes will account for such OID, if any, and QSI as if the U.S. Holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the subordinated notes during the accrual period.

The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument, such as the Notes, that provide an issuer with the option to redeem the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a redemption option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with OID. Under the terms of the Notes, if the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the Notes will be minimized if the Notes are redeemed immediately before the change in the interest rate on          , 2025, and, therefore, the Notes will be treated as maturing on such date for OID purposes. This assumption is made solely for purposes of determining whether the Notes are issued with OID for U.S. federal income tax purposes and is not an indication of our intention to redeem or not to redeem the Notes at any time. If, contrary to this presumption, the Notes are not redeemed prior to the change in the interest rate on        , 2025, then, solely for OID purposes, the Notes will be deemed to be reissued at their adjusted issue price on the date that they are not redeemed. This deemed reissuance should not result in taxable gain or loss to U.S. Holders.

Based on current market conditions and the manner in which the interest rates on the Notes are determined, we expect that when the foregoing calculations are completed, the Notes will not have OID and all of the fixed rate interest will be QSI.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition.

Upon the sale, exchange, redemption, retirement or other taxable disposition (including early redemption) of a Note, you generally will recognize taxable gain or loss equal to the difference between the amount you realize and your adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued and unpaid qualified stated interest, which will be treated as described under “—Payments of Interest and Original Issue Discount.” above. Your adjusted tax basis in the Note generally will equal the cost of the Note to you. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, you have held the Note for more than one year. Long term capital gains recognized by certain non-corporate U.S. Holders (including certain individuals) are generally subject to preferential tax rates. The deductibility of capital losses may be subject to limitations. You are urged to consult your tax advisor regarding such limitations.

Backup Withholding and Information Reporting.

Information returns generally will be filed with the IRS in connection with interest payments on the Notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes. Backup withholding (currently at a rate of 24%) may be imposed on these payments if you fail to provide your correct taxpayer identification number to the paying agent or comply with certain certification procedures, or otherwise fail to establish an exemption from backup withholding. You should timely provide the required information to the IRS, and the amount of any backup withholding from a payment to you generally will be allowable as a credit against your U.S. federal income tax liability. You are urged to consult your tax advisor regarding your qualification for an exemption from backup withholding and the procedures for establishing such exemption, if applicable.

Net Investment Income Tax.

Certain U.S. Holders who are individuals, estates and certain trusts are subject to a 3.8% tax on the lesser of: (a) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year (for these purposes, net investment income generally includes interest and gains from sales of Notes); and (b) the excess of the U.S. Holder’s modified adjusted gross income for the relevant taxable year over a certain threshold (which, in the case of individuals, is between $125,000 and $250,000, depending on the individual’s circumstances). U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the effect, if any, of the net investment income tax on their purchase, ownership and disposition of Notes.

Tax Consequences to Non-U.S. Holders

You are a “Non-U.S. Holder” for purposes of this discussion if you are a beneficial owner of a Note and you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

Interest on the Notes

Subject to the discussion below under the headings “—Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” payments of interest (which, for purposes of this discussion of Non-U.S. Holders, shall include any OID) on the subordinated notes generally will be exempt from U.S. federal income and withholding tax under the “portfolio interest” exemption if you properly certify as to your non-U.S. status, as described below, and:

●	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

●	you are not a bank whose receipt of interest on the Notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

●	you are not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us; and

●	interest on the Notes is not effectively connected with your conduct of a U.S. trade or business.

The portfolio interest exemption applies only if you appropriately certify as to your non-U.S. status. You generally can meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) to the applicable withholding agent. If you hold the Notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to your agent. Your agent then generally will be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax, currently at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) claiming an exemption from (or a reduction of) withholding under an applicable income tax treaty or (ii) the payments of interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below (see “—Income or Gain Effectively Connected with a U.S. Trade or Business”).

Disposition of the Notes

Subject to the discussion below under the headings “—Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” you generally will not be subject to U.S. federal income or withholding tax on any gain realized on a sale, redemption, exchange, retirement or other taxable disposition of a Note (other than amounts attributable to accrued and unpaid interest, which will be treated as described above under “—Interest on the Notes”) unless:

●	the gain is effectively connected with the conduct by you of a U.S. trade or business; or

●	you are an individual who has been present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met.

If you are a Non-U.S. Holder described in the first bullet point above, you generally will be subject to U.S. federal income tax as described below (see “—Income or Gain Effectively Connected with a U.S. Trade or Business”). If you are a Non-U.S. Holder described in the second bullet point above, you generally will be subject to U.S. federal income tax at a flat 30% rate (or a lower applicable income tax treaty rate) on the gain derived from the sale, redemption, exchange, retirement or other taxable disposition, which may be offset by certain U.S.-source capital losses, unless an applicable income tax treaty provides otherwise.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the Notes or gain from a sale, redemption, exchange, retirement or other taxable disposition of the Notes is effectively connected with a U.S. trade or business conducted by you, then you generally will be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise). If interest received with respect to the Notes is effectively connected income, the U.S. federal withholding tax described above will not apply (assuming an appropriate certification is provided) unless an applicable income tax treaty provides otherwise. You generally can meet the certification requirements by providing a properly executed IRS Form W-8ECI (or other applicable form) to the applicable withholding agent. In addition, if you are a corporation for U.S. federal income tax purposes, that portion of your earnings and profits that is attributable to such effectively connected income or gain, subject to certain adjustments, may be subject to a “branch profits tax” at a 30% rate (or a lower applicable income tax treaty rate).

Information Reporting and Backup Withholding

Payments to you of interest on a Note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and may also be made available to the tax authorities of the country in which you are a tax resident under the provisions of an applicable income tax treaty or agreement. Backup withholding (currently at a rate of 24%) generally will not apply to payments of interest on a Note to a Non-U.S. Holder if the certification described in “—Interest on the Notes” above is provided by the Non-U.S. Holder, or the Non-U.S. Holder otherwise establishes an exemption.

Proceeds from a disposition (including a retirement or redemption) of a Note effected by the U.S. office of a U.S. or non-U.S. broker will be subject to information reporting requirements and backup withholding unless you properly certify, under penalties of perjury, as to your non-U.S. status and certain other conditions are met, or you otherwise establish an exemption. Information reporting and backup withholding generally will not apply to any proceeds from a disposition of a Note effected outside the United States by a non-U.S. office of a broker, unless such broker has certain connections to the United States, in which case information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its records that you are a Non-U.S. Holder and certain other conditions are met, or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes a U.S. federal withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of interest on, and the gross proceeds from a disposition (including a retirement or redemption, but subject to the discussion of proposed U.S. Treasury Regulations below) of, a debt instrument paid to certain non-U.S. entities, including certain foreign financial institutions and investment funds (including, in some instances, where such an entity is acting as an intermediary), unless such non-U.S. entity complies with certain withholding and reporting requirements regarding U.S. account holders and U.S. owners of such entity’s equity and debt. Pursuant to proposed U.S. Treasury Regulations (upon which taxpayers are permitted to rely until final U.S. Treasury Regulations are issued), this withholding tax generally will not apply to payments of gross disposition proceeds. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of Notes may be eligible for a refund or credit of such taxes. Prospective purchasers of the Notes should consult their own tax advisors regarding these withholding and reporting provisions.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES RELATED TO THE NOTES TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATED TO THE NOTES TO YOU.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on:

●	employee benefit plans that are subject to Part 4 of Subtitle B of Title I of ERISA;

●	individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code;

●	entities (including certain insurance company general accounts) with underlying assets that are deemed “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “plan asset regulations”)) by reason of any such plan’s or arrangement’s investment therein (we refer to all of the foregoing collectively as “Plans”); and

●	persons who are fiduciaries with respect to Plans.

Governmental, not for profit, church (if no election has been made under Section 410(d) of the Code) and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code but may be subject to laws that are substantially similar (each, a “Similar Law”).

The following discussion summarizes certain aspects of ERISA, the Code and Similar Laws that may affect the decision by a Plan or Non-ERISA Arrangement to invest in the Notes. The following discussion is general in nature and is not intended to be a complete discussion of applicable laws and regulations pertaining to an investment in the Notes by a Plan or Non-ERISA Arrangement. The following discussion is not intended to be legal advice. The following discussion is based on applicable law and regulations in effect as of the date of this prospectus supplement; we do not undertake any obligation to update this summary as a result of changes in applicable law or regulations. Fiduciaries of Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Notes. References herein to the purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.

Fiduciary Considerations

Before investing in the Notes, the fiduciary of a Plan should consider whether an investment will satisfy the applicable requirements set forth in Part 4 of Title I of ERISA, including whether the investment:

●	will satisfy the prudence and diversification standards of ERISA;

●	will be made solely in the interests of the participants and beneficiaries of the Plan;

●	is permissible under the terms of the Plan and its investment policies and other governing instruments; and

●	is for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and for defraying the reasonable expenses of administering the Plan.

The fiduciary of a Plan should consider all relevant facts and circumstances, including the limitations imposed on transferability, whether the Notes will provide sufficient liquidity in light of the foreseeable needs of the Plan, that the Notes are unsecured and subordinated, and the tax consequences of the investment. The fiduciary of a Non-ERISA Arrangement should consider whether an investment in the Notes satisfies its obligations imposed under Similar Laws and whether an investment is consistent with the terms of the governing instruments of the Non-ERISA Arrangement.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code may prohibit certain transactions involving the assets of a Plan and those persons who have specified relationships with the Plan, called “parties in interest” under Section 406 of ERISA and “disqualified persons” under Section 4975 of the Code (collectively, “parties in interest”). Parties in interest who engage in a non-exempt prohibited transaction may be subject to excise taxes, and the transaction may be subject to rescission. Similar Law may include prohibitions applicable to Non-ERISA Arrangements that are similar to the prohibited transaction rules contained in ERISA and the Code. A fiduciary considering an investment in the Notes should consider whether the investment, including the holding or disposition of the Notes, may constitute or give rise to such a prohibited transaction for which an exemption is not available.

With respect to Plans subject to ERISA, we believe that the Notes will be treated as indebtedness with no substantial equity features for purposes of the plan asset regulations (although we make no assurances to that effect). Although not free from doubt, our assessment is based upon the traditional debt features of the Notes. If the Notes are treated as indebtedness, rather than equity, our assets will not be treated as plan assets as result of investment in the Notes.

Without regard to whether the Notes may cause our assets to be treated as plan assets under ERISA’s plan asset regulations, we, the underwriters and our or the underwriters’ respective current and future affiliates may be parties in interest with respect to many Plans, and the purchase, holding or disposition of the Notes by, on behalf of, or with the assets of, any such Plan could give rise to a prohibited transaction under ERISA or the Code. For example, a purchase of the Notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan, which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief is available.

A prospective purchaser that is, or is acting on behalf of, or with the assets of, a Plan may wish to consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (a) the in-house asset manager exemption (PTCE 96-23); (b) the insurance company general account exemption (PTCE 95-60); (c) the bank collective investment fund exemption (PTCE 91-38); (d) the insurance company pooled separate account exemption (PTCE 90-1); and (e) the independent qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide limited exemptive relief for the purchase and sale of the Notes, provided that neither we nor certain of our affiliates have or exercise any discretionary authority or control over, or render any investment advice with respect to, the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less than, adequate consideration (as defined in the exemption) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance, however, that any of these administrative or statutory exemptions will be available with respect to a transaction involving the Notes or with respect to any particular Plan. Purchasers should consult their own legal counsel to determine whether any purchase will constitute a prohibited transaction and whether exemptive relief is available.

Each purchaser or holder of a Note, including each fiduciary who causes an entity to purchase or hold a Note, shall be deemed to have represented and warranted on each day such purchaser or holder holds such Note that either:

●	it is neither a Plan nor a Non-ERISA Arrangement, and it is not purchasing or holding the Note on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement; or

●	its purchase, holding and subsequent disposition of the Note will not constitute or result in (a) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law, or (b) a breach of fiduciary or other duty or applicable law.

Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code or any Similar Law. Nothing contained herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate for, Plans or Non-ERISA Arrangements, whether generally or as to any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

We have entered into an underwriting agreement, dated                , 2020 (the “underwriting agreement”) with Keefe, Bruyette & Woods, Inc. and Goldman Sachs & Co. LLC as representatives of each of the underwriters named below, with respect to the Notes. Subject to certain conditions, each underwriter has agreed, severally but not jointly, to purchase the aggregate principal amount of Notes in this offering set forth next to its name in the following table.

Amount of
Underwriters	Securities
Keefe, Bruyette & Woods, Inc.	$
Goldman Sachs & Co. LLC
Stephens Inc.
Total	$

The underwriting agreement provides that the obligations of the several underwriters to purchase the Notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the Notes if any of the Notes are purchased.

Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of      % of the principal amount per note. After the initial offering, the underwriters may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Discounts, Commissions and Expenses

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the Notes offered hereby).

	Per Note		Total
Public offering price(l)%			$
Underwriting discounts and commissions paid by us		%	$
Proceeds to us, before expenses		%	$
____________________
(1)	Plus accrued interest from , 2020, to the date of delivery.

We estimate that our total expenses for this offering, including our reimbursement of the underwriter for its out-of-pocket expenses incurred in connection with this offering, including legal fees and expenses, marketing, syndication and travel expenses, and excluding underwriting discounts and commissions, will be approximately $     . In accordance with FINRA Rule 5110, the underwriter's reimbursed expenses are deemed underwriting compensation for this offering.

Indemnification

We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of these liabilities.

No Public Trading Market

There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any national securities exchange or to have the Notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop or continue, that you will be able to sell your Notes at a particular time, or that the price that you receive when you sell will be favorable.

No Sale of Similar Securities

We have agreed with the underwriters that for a period of 45 days from the date of the underwriting agreement, we and our subsidiaries will not, without the prior consent of the underwriter, offer or sell, or enter into any agreement to sell, any debt securities (excluding deposit obligations) of ours or of our subsidiaries.

Stabilization

In connection with this offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time without notice.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or their affiliates.

Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the underwriters or their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.

Our Relationships with the Underwriter

The underwriters and their affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

We expect that delivery of the Notes will be made against payment therefor on or about                , 2020, which will be                 the business day following the date hereof (such settlement being referred to as "T+           "). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+           , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area (“EEA”), each a Relevant Member State, no offer of the Notes to the public has been or will be made in that Member State, except that offers of the Notes to the public may be made in that Member State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Notes shall require us to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of the above provisions, the expression “offer of Notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase or subscribe for any Notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Israel

This prospectus supplement and the accompanying prospectus and each other applicable supplement do not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and have not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus and any other applicable supplement are being distributed only to, and are directed only at, and any offer of the Notes is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the Notes offered by this prospectus supplement, will be passed upon for us by Windels Marx Lane & Mittendorf, LLP, New Brunswick, New Jersey. Certain legal matters in connection with this offering will be passed upon for the underwriters by Squire Patton Boggs (US) LLP, Cincinnati, Ohio.

EXPERTS

Our consolidated financial statements as of December 31, 2019, and 2018, and for each of the years in the three year period ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in its report appearing in our Annual Report on Form 10-K incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

CONNECTONE BANCORP, INC.

$200,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Depositary Shares
Units

ConnectOne Bancorp, Inc. may offer, issue and sell from time to time, together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) depositary shares and (vi) units, up to a maximum aggregate offering price of $200,000,000. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock and warrants may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The preferred stock may be represented by depositary shares. The units may consist of any combination of the securities listed above.

We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. Our common stock is quoted on the NASDAQ Global Select Market System under the symbol “CNOB.” On November 20, 2017, the last reported sale price of our common stock on the NASDAQ Global Select Market System was $26.85 per share. You are urged to obtain current market quotations of the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in these securities involves substantial risks. See “Risk Factors” on page 6 herein and in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, updated and supplemented by our periodic reports and other information filed by us with the Securities and Exchange Commission and incorporated by reference herein. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this prospectus is December 4, 2017.

We have not authorized any person to give any information or make any statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date. You should not assume that the information in this prospectus is accurate as of any date after its date.

PROSPECTUS SUMMARY

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read and are available to the public on the SEC’s website at http://www.sec.gov as described under the heading “Where You Can Find More Information” on page 30.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering by us. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” on page 30 for more information.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “ConnectOne,” “ConnectOne Bancorp” or the “Company” as used in this prospectus refer to ConnectOne Bancorp, Inc. and its subsidiaries, including ConnectOne Bank, which we sometimes refer to as the “Bank,” except that such terms refer to only ConnectOne Bancorp, Inc. and not its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Debt Securities,” “Description of Depositary Shares” and “Description of Units.”

Company Overview

ConnectOne Bancorp, Inc., (the “Company” and with ConnectOne Bank, “we” or “us”) a one-bank holding company, was incorporated in the state of New Jersey on November 12, 1982 as Center Bancorp, Inc. and commenced operations on May 1, 1983 upon the acquisition of all outstanding shares of capital stock of Union Center National Bank, its then principal subsidiary.

The Bank offers a broad range of deposit and loan products and services to the general public and, in particular, to small and mid-sized businesses, local professionals and individuals residing, working and conducting business in our trade area.

While we expect the bulk of our future growth to be organic, we continue to take an opportunistic approach to acquisitions, considering opportunities to purchase whole institutions, branches or lines of business that complement our existing. While we may open new offices in the counties contained in our broader trade area discussed below, we do not believe that we need to establish a physical location in each market that we serve. We believe that advances in technology have created new delivery channels which allow us to service customers and maintain business relationships without a physical presence, and that these customers can also be serviced through a regional office. We believe the key to customer acquisition and retention is establishing quality teams of lenders and business relationship officers who will frequently go to the customer, rather than having the customer come into the branch.

We emphasize superior customer service and relationship banking. The Bank offers high-quality service by minimizing personnel turnover and by providing more direct, personal attention than we believe is offered by competing financial institutions, the majority of which are branch offices of banks headquartered outside our primary trade area. By emphasizing the need for a professional, responsive and knowledgeable staff, we offer a superior level of service to our customers. As a result of senior management’s availability for consultation, we believe we offer customers a quicker response on loan applications and other banking transactions than competitors, whose decisions may be made in distant headquarters. We believe that this response time results in a pricing advantage to us, in that we frequently may exceed competitors’ loan pricing and still win customers. We also provide state-of-the-art banking technology, including remote deposit capture, internet banking and mobile banking, to provide our customers with the most choices and maximum flexibility. We believe that this combination of quick, responsive and personal service and advanced technology provides the Bank’s customers with a superior banking experience.

The Bank operates seven banking offices in Bergen County, NJ, consisting of one office each in Englewood Cliffs, Englewood, Cresskill, Fort Lee, Hackensack, Ridgewood and Saddle River; nine banking offices in Union County, NJ, consisting of four offices in Union Township, and one office each in Springfield Township, Berkeley Heights, and Summit; three banking offices in Morris County, NJ, consisting of one office each in Boonton, Madison and Morristown; one office in Newark in Essex County, NJ; one office in West New York in Hudson County, NJ; one office in Princeton in Mercer County, NJ, and one office in Holmdel in Monmouth County, NJ. The Bank has also opened a branch office in the borough of Manhattan in New York City, and intends to open a branch office, in Melville, Suffolk County, New York in early 2018. The Bank’s principal office is located at 301 Sylvan Avenue, Englewood Cliffs, NJ. The principal office is a three-story, leased building constructed in 2008.

As of September 30, 2017, we had total consolidated assets of $4.8 billion, total deposits of $3.6 billion and total stockholders' equity of $558 million.

We are subject to examination by the Federal Reserve Board. The Bank is a state chartered commercial bank subject to supervision and examination by the FDIC and the New Jersey Department of Banking and Insurance (“DOBI”). Regulations of the Federal Deposit Insurance Corporation, or FDIC, and the DOBI govern most aspects of the Bank’s business, including reserves against deposits, loans, investments, mergers and acquisitions, borrowings, dividends and location of branch offices.

Our principal executive offices are located at 301 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, and our telephone number is (201) 816-8900. Our Internet address is http://www.cnob.com. Please note that our website is provided as an inactive textual reference and the information on our website is not incorporated by reference in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or discussed in documents incorporated by reference in this prospectus.

Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this prospectus, in any risk factors described in a supplement to this or in other filings.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. We undertake no obligation to revise or update the forward-looking statements contained in this prospectus at any time.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect us will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include acquisitions, capital expenditures, investments, (investments in subsidiaries) and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTIONS OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities, depositary shares and units that we may offer and sell from time to time. We may issue the debt securities as exchangeable and/or convertible debt securities exchangeable for or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our restated certificate of incorporation, our by-laws and by applicable New Jersey law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK

General

Our restated certification of incorporation provides that we may issue up to 55,000,000 shares of capital stock, of which 50,000,000 shares are designated as common stock, no par value, and 5,000,000 shares are designated as preferred stock, no par value. Our board of directors is authorized to issue the preferred stock from time to time in one or more classes or series, with such designations, preferences, rights and limitations as the board shall determine. We may increase our authorized shares of capital stock subsequent to the date of this prospectus. As of September 30, 2017, there were 32,015,317 shares of our common stock outstanding and no shares of preferred stock issued and outstanding. All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is listed on the NASDAQ Global Select Market under the symbol “CNOB.”

Dividend Rights

The ConnectOne Bancorp is a legal entity separate and distinct from the Bank. Virtually all of the revenue of the ConnectOne Bancorp available for payment of dividends on its capital stock will result from amounts paid to the ConnectOne Bancorp by the Bank. All such dividends are subject to the laws of the state of New Jersey, the Banking Act, the Federal Deposit Insurance Act (“FDIA”) and the regulation of the DOBI and of the FDIC.

Under the New Jersey Corporation Act, the ConnectOne Bancorp is permitted to pay cash dividends provided that the payment does not leave us insolvent. As a bank holding company under the BHCA, we would be prohibited from paying cash dividends if we are not in compliance with any capital requirements applicable to us. However, as a practical matter, for so long as our major operations consist of ownership of the Bank, the Bank will remain our source of dividend payments, and our ability to pay dividends will be subject to any restrictions applicable to the Bank.

Under the New Jersey Banking Act of 1948, as amended, dividends may be paid by the Bank only if, after the payment of the dividend, the capital stock of the Bank will be unimpaired and either the Bank will have a surplus of not less than 50% of its capital stock or the payment of the dividend will not reduce the Bank’s surplus. The payment of dividends is also dependent upon the Bank’s ability to maintain adequate capital ratios pursuant to applicable regulatory requirements.

The FRB has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the FRB’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. FRB regulations also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized, and under regulations implementing the Basel III accord, a bank holding company’s ability to pay cash dividends may be impaired if it fails to satisfy certain capital buffer requirements. These regulatory policies could affect the ability of the Company to pay dividends or otherwise engage in capital distributions.

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of our shareholders, except as otherwise required by law. The quorum for shareholders’ meetings is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of our common stock at a meeting at which a quorum is present. There is no cumulative voting.

Liquidation Rights

In the event of liquidation, dissolution or winding up of ConnectOne Bancorp, holders of our common stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, subject to the rights of the holders of our preferred stock described below.

Assessment and Redemption

All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is not redeemable at the option of the issuer or the holders thereof.

Other Matters

Certain provisions in our restated certificate of incorporation, applicable New Jersey corporate law and applicable federal banking law may have the effect of discouraging a change of control of ConnectOne Bancorp, even if such a transaction is favored by some of our shareholders and could result in shareholders receiving a substantial premium over the current market price of our shares. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our corporation. These provisions may also tend to perpetuate present management and make it difficult for shareholders owning less than a majority of the shares to be able to elect even a single director.

Broadridge Corporate Issuer Solutions is presently the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

“Blank Check” Preferred Stock

The 5,000,000 unissued shares of preferred stock are typically referred to as “blank check” preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. In general, our restated certificate of incorporation, authorizes our board of directors to issue new shares of our common stock or preferred stock without further shareholder action, provided that there are sufficient authorized shares.

The issuance of additional common or preferred stock may be viewed as having adverse effects upon the holders of common stock. Holders of our common stock do not have preemptive rights with respect to any newly issued stock. Our board could adversely affect the voting power of holders of our common stock by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. In the event of a proposed merger, tender offer or other attempt to gain control of ConnectOne Bancorp that the board of directors does not believe to be in the best interests of its shareholders, the board could issue additional preferred stock which could make any such takeover attempt more difficult to complete. Our board of directors does not intend to issue any preferred stock except on terms that the board deems to be in the best interests of our company and our shareholders.

Terms of the Preferred Stock That We May Offer and Sell to You

We summarize below some of the provisions that will apply to the preferred stock that we may offer to you unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the preferred stock will be contained in the prospectus supplement. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

Our board of directors has the authority, without further action by the shareholders, to issue preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.

Prior to the issuance of a new series of preferred stock, we will further amend our restated certificate of incorporation, designating the stock of that series and the terms of that series. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

●	the designation, stated value and liquidation preference of such preferred stock and the amount of stock offered;

●	the offering price;

●

the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

●	any redemption or sinking fund provisions;

●	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

●	the voting rights, if any, of shares of such series;

●	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

●

the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

●

the conditions and restrictions, if any, on the creation of indebtedness by us or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

●	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable amendment to our restated certificate of incorporation for complete information regarding a series of preferred stock.

The preferred stock will, when issued against payment of the consideration payable therefore, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to that of our general creditors.

DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with other securities or separately, warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	if applicable, the maximum or minimum number of warrants which may be exercised at any time;

●	the identity of the warrant agent;

●	any mandatory or optional redemption provision;

●	whether the warrants are to be issued in registered or bearer form;

●	whether the warrants are extendible and the period or periods of such extendibility;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase the amount of such principal amounts of debt securities or such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

Modification of the Warrant Agreement

The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

We summarize below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable notes. The notes will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the notes. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and a trustee to be designated prior to the issuance of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“senior debt securities”), our senior subordinated debt (“senior subordinated debt securities”), our subordinated debt (“subordinated debt securities”) or our junior subordinated debt (“junior subordinated debt securities” and, together with the senior subordinated debt securities and the subordinated debt securities, the “subordinated securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

We have summarized herein certain terms and provisions of the form of indenture (the “indenture”). The summary is not complete and is qualified in its entirety by reference to the actual text of the indenture. The indenture is an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time, which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our board of directors, or (c) an officers’ certificate pursuant to authority granted under a resolution of our board of directors. The prospectus supplement will describe the terms of any debt securities being offered, including:

●	the title of the debt securities;

●	the limit, if any, upon the aggregate principal amount or issue price of the debt securities of a series;

●	ranking of the specific series of debt securities relative to other outstanding indebtedness, including any debt of any of our subsidiaries;

●	the price or prices at which the debt securities will be issued;

●	the designation, aggregate principal amount and authorized denominations of the series of debt securities;

●	the issue date or dates of the series and the maturity date of the series;

●	whether the securities will be issued at par or at a premium over or a discount from their face amount;

●	the interest rate, if any, and the method for calculating the interest rate and basis upon which interest shall be calculated;

●	the right, if any, to extend interest payment periods and the duration of the extension;

●	the interest payment dates and the record dates for the interest payments;

●	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

●	the currency of denomination of the securities;

●	the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;

●	if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

●	whether the debt securities will be issued in the form of global securities or certificates;

●	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

●	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

●	the dates on which premium, if any, will be paid;

●	any addition to or change in the “Events of Default” described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities;

●	our right, if any, to defer payment of interest and the maximum length of this deferral period; and

●	other specific terms, including any additional events of default or covenants.

We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.

We may structure one or more series of subordinated securities so that they qualify as capital under federal regulations applicable to bank holding companies. We may adopt this structure whether or not those regulations may be applicable to us at the time of issuance.

We are a holding company and ConnectOne Bancorp’s operating assets are owned by our subsidiaries. We rely primarily on dividends from such subsidiaries to meet our obligations. We are a legal entity separate and distinct from our subsidiaries. The principal sources of our income are dividends and interest from the Bank. The Bank is subject to restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. In addition, payment of dividends to us by the Bank is subject to ongoing review by banking regulators. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities, including deposits, of our subsidiaries, and holders of the debt securities should look only to our assets for payments on the debt securities. The indenture does not limit the incurrence or issuance of our secured or unsecured debt including senior indebtedness.

Senior Debt

Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

The indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other person or selling, leasing or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, unless:

●	either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance substantially all our or our subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the due performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

●	immediately after giving effect to such transactions, no Event of Default described under the caption “Events of Default and Remedies” below or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

●	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

Upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our subsidiaries’ assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Events of Default and Remedies

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:

(1)	default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal, or premium, if any, on the debt securities when due;

(3)	default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4)

default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

(6)	any other Event of Default provided with respect to debt securities of that series that is set forth in the applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that we may have outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

No holder of any debt security may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 51% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the event of default.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

●	evidence a successor to the trustee;

●	cure ambiguities, defects or inconsistencies;

●	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “— Merger, Consolidation or Sale of Assets”;

●	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

●	add guarantors or co-obligors with respect to the debt securities of any series;

●	secure the debt securities of a series;

●	establish the form or forms of debt securities of any series;

●	add additional Events of Default with respect to the debt securities of any series;

●	add additional provisions as may be expressly permitted by the Trust Indenture Act;

●	maintain the qualification of the indenture under the Trust Indenture Act; or

●	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

●	change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;

●	reduce the principal amount, or extend the fixed maturity, of the debt securities;

●	change the method of computing the amount of principal or any interest of any debt security;

●	change or waive the redemption or repayment provisions of the debt securities;

●	change the currency in which principal, any premium or interest is paid or the place of payment;

●	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

●	impair the right to institute suit for the enforcement of any payment on the debt securities;

●	waive a payment default with respect to the debt securities;

●	reduce the interest rate or extend the time for payment of interest on the debt securities;

●	adversely affect the ranking or priority of the debt securities of any series; or

●	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

●	either:

○	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

○	all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

We have paid or caused to be paid all other sums then due and payable under the indenture; and

●	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

●	the rights of holders of the debt securities to receive principal, interest and any premium when due;

●	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

●	the rights, powers, trusts, duties and immunities of the trustee; and

●	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies,” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series, we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

●	money in an amount; or

●	U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

●	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable), in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

●	no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

●	the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

●	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

●	if prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;

●	the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

●	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.

Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Governing Law

The indenture and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holder of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

●	all outstanding depositary shares have been redeemed, or
●

there has been a final distribution in respect of the preferred stock in connection with the liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial or fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holders evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
●	the terms of the unit agreement governing the units;
●	United States federal income tax considerations relevant to the units; and
●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we, and certain holders of our securities, may sell the securities being offered hereby, from time to time, by one or more of the following methods:

●

to or through underwriting syndicates represented by managing underwriters; through one or more underwriters without a syndicate for them to offer and sell to the public; through dealers or agents; and

●	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the NASDAQ or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or
●	to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

●	the name or names of any underwriters, dealers or agents;
●	the purchase price of the offered securities and the proceeds to us from such sale;
●

any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, provided that such compensation shall not exceed 8% of any offering proceeds as calculated pursuant to applicable rules of the Financial Industry Regulatory Authority, or FINRA;

●	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange on which such offered securities may be listed.

Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at fixed prices, which may be changed;
●	at market prices prevailing at the time of the sale;
●	at varying prices determined at the time of sale; or
●	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

●	whether that offering is being made by us, or certain holders of our securities;
●	whether that offering is being made to underwriters or through agents or directly;
●	the rules and procedures for any auction or bidding process, if used;
●	the securities’ purchase price or initial public offering price; and
●	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly from us, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

●	the name of any participating broker, dealer, agent or underwriter;
●	the number and type of securities involved;
●	the price at which such securities were sold;

●	any securities exchanges on which such securities may be listed;
●	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and
●	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:

●	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;
●	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and
●	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

●	our Proxy Statement on Schedule 14A filed on April 27, 2017;
●	our Annual Report on Form 10-K for the year ended December 31, 2016, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017;
●

our Current Reports on Form 8-K filed with the SEC on January 27, 2017, March 24, 2017, April 28, 2017, May 16, 2017, May 24, 2017, June 5, 2017, June 28, 2017, July 17, 2017, July 27, 2017, August 1, 2017, September 6, 2017, September 27, 2017, October 16, 2017, October 26, 2017 and November 7, 2017 (except for the disclosures made under Item 2.02 or Item 7.01 of any such Current Report on Form 8-K, including the related exhibits, which are deemed furnished, and not filed, in accordance with the SEC’s regulations); and

●

the description of our common stock contained in the Registration Statement on Form 8-A filed on June 5, 1996 pursuant to Section 12(g) of the Exchange Act, and any further amendment or report filed thereafter for the purpose of updating such description.

In addition, all filings filed by the Company pursuant to the Securities Exchange Act of 1934, as amended after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus, and all documents subsequently filed after the date of this prospectus pursuant to Sections 13(a), 13(c),14 or 15(d) of the Securities Exchange Act of 1934, as amended shall be deemed incorporated by reference into this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

You may request a copy of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

ConnectOne Bancorp, Inc.
Attention: Investor Relations
301 Sylvan Avenue
Englewood Cliffs, NJ 07632
(201) 816-8900

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Windels Marx Lane & Mittendorf, LLP, New Brunswick, New Jersey. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Our consolidated financial statements as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in its report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as ConnectOne Bancorp, Inc., that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.cnob.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition and results of operations described in those documents may have changed since those dates.

$

% Fixed-to-Floating Rate Subordinated Notes due 2030

PROSPECTUS SUPPLEMENT

(to the Prospectus dated December 4, 2017)

Book Running Managers

Keefe, Bruyette & Woods	Goldman Sachs & Co. LLC
A Stifel Company

Co-Manager
Stephens Inc.

June      , 2020